Exhibit 10.2

Loan Agreement

Party A: Mr. Zhu Xiaojun

Party B: Shaanxi Guangsha Investment and Development Group Co., Ltd

Party B will join the land use right auction for commercial land use rights in Yang County. For the purpose of financing working capital, Party B borrows RMB 20,000,000 from Party A. The borrowing term is one month without interest. If the borrowing term exceeds one month, Party A agrees to pay interest at a 15% interest rate.

This loan agreement has two copies, each party has one copy.

Signed by Party A

Signed by Part B

Signed on November 14, 2011.